Prospectus Supplement                           Filing Under
Dated: August 12, 1999                          Rules 424(b)(3) and 424(c)
To Prospectus dated May 28, 1998                Registration File No. 333-53765


                              KEYSPAN CORPORATION

                     EMPLOYEE DISCOUNT STOCK PURCHASE PLAN


      Effective May 20, 1999, MarketSpan Corporation changed its corporate name to KeySpan Corporation, and is currently doing business as KeySpan Energy. As of such date, the MarketSpan Corporation Employee Discount Stock Purchase Plan is now the "KeySpan Corporation Employee Discount Stock Purchase Plan."

      In terms of the Prospectus, dated May 28, 1998, relating to the Employee Discount Stock Purchase Plan:

     - References to MarketSpan Corporation are changed to read KeySpan Corporation.

     - References to the "Company" should be read to mean KeySpan Corporation or its wholly-owned subsidiaries rather than MarketSpan Corporation or its wholly-owned subsidiaries.

      Any questions regarding the KeySpan Corporation Employee Discount Stock Purchase Plan should be directed to a KeySpan representative at 718-403-3196.

                           ------------------------

      This Prospectus Supplement should be affixed to your copy of the prospectus dated May 28, 1998.